UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 29, 2008

PACIFICNET INC.
(Exact name of registrant as specified in charter)

Delaware	000-24985	91-2118007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23/F, Tower A, TimeCourt, No. 6 Shuguang Xili,
Chaoyang District, Beijing, China 100028
(Address of Principal Executive Offices) (Zip Code)

86-10-59225000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into A Material Definitive Agreement.

As of August 29, 2008, PacificNet Inc. (“PacificNet”) entered into a Settlement and Release Agreement (the “Settlement Agreement”) relating to all outstanding disputes and litigation with each of the holders of its debentures, Iroquois Master Fund, Ltd., C.E. Unterberg, Towbin Capital Partners I (n/k/a Collins Stewart), Alpha Capital AG, Whalehaven Capital Fund Ltd., DKR Soundshore Oasis Holding Fund, Ltd., Basso Fund Ltd., Basso Multi-Strategy Holding Fund Ltd., and Basso Private Opportunities Holding Fund Ltd. (collectively the “Debenture Holders”).  In connection with and simultaneously with the execution of the Settlement Agreement, PacificNet is amending and restating certain debentures, issuing new debentures, and entering into the following agreements with the Debenture Holders: Security Agreement, Conversion Share Escrow Agreement, and Agreement and Release as to Lawsuit, as described below.

Settlement and Release Agreement

Pursuant to the Settlement Agreement, PacificNet and the Debenture Holders have reached an agreement regarding, among other matters, payment by PacificNet of its obligations under certain debentures issued in favor of the Debenture Holders, and pending litigation matters commenced by certain of the Debenture Holders against PacificNet, its directors and attorneys.

The Settlement Agreement provides for the irrevocable cash payment by PacificNet to the Debenture Holders of One Hundred and Fifty Thousand Dollars ($150,000).  In addition, pursuant to the Settlement Agreement, PacificNet issued an aggregate of 668,322 shares of common stock of the Company on a pro rata basis to the Debenture Holders following the conversion, after application of the $150,000 cash payment to the principal of the Second Amended and Restated Variable Rate Secured Convertible Debentures due July 2009 (discussed below) (the “Second Amended Debentures”), of an amount equal to 10% of the outstanding principal amount of the Second Amended Debentures at a conversion price of $0.75 per share.

The foregoing summary description of the terms of the Settlement Agreement is qualified in its entirety by reference to the actual terms of the Settlement Agreement. A copy of the Settlement Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Debentures

Upon execution of the Settlement Agreement, each holder of an Amended and Restated Variable Rate Convertible Debenture due March 2009 (previously issued by PacificNet) (each an “Amended Debenture”) surrendered its Amended Debenture to PacificNet and received a Second Amended Debenture, registered in such Debenture Holder’s name.  The aggregate principal amount of the Second Amended Debentures is approximately $5,162,415, which amount together with interest thereon is scheduled to be paid in ten (10) monthly installments with the first payment due on October 15, 2008.  The Second Amended Debentures accrue interest at a rate of 7% per annum (or 12% following the occurrence of an event of default thereunder).

In addition, each holder of a Variable Rate Convertible Debenture due March 2009 (each a “Liquidated Damages Debenture”) (previously issued by PacificNet) surrendered its Liquidated Damages Debenture to PacificNet and received an Amended and Restated Variable Rate Secured Convertible Debenture due July 2009 (each a “New Debenture”) registered in such Debenture Holder’s name.  The aggregate principal amount of the New Debentures is approximately $1,003,421, which amount together with interest is scheduled to be paid in ten (10) monthly installments with the first payment due on October 15, 2008.   The New Debentures accrue interest at a rate of 7% per annum (or 12% following the occurrence of an event of default thereunder).

Furthermore, PacificNet and the Debenture Holders agreed that a default penalty, including penalty interest and legal fees, in the aggregate amount of approximately $3,035,623 is payable to the Debenture Holders in the event of default by PacificNet in the repayment of the Amended Debentures and the Liquidated Damages Debentures.  Accordingly, upon the execution of the Settlement Agreement, PacificNet issued a debenture (each a “Penalty Debenture”) to each Debenture Holder in the amount of the respective portion of the penalty payable to each Debenture Holder.  The Penalty Debentures shall be due and payable in full only upon the first date on which an event of default under any of the debentures issued pursuant to the Settlement Agreement has occurred, which default has not been cured as provided for thereunder.

The obligations of PacificNet to the holders of each of the Second Amended Debentures, the New Debentures and the Penalty Debentures are secured by the security interests granted to the Debenture Holders under the Security Agreement described below.  Indebtedness under each of the Second Amended Debentures and the New Debentures is convertible into shares of common stock of PacificNet on the terms and subject to the restrictions set forth in such debentures.  In addition, PacificNet may elect to make scheduled interest payments on the Second Amended Debentures and the New Debentures in cash or shares of common stock of PacificNet on the terms set forth in such debentures.

The foregoing summary description of the terms of each of the Second Amended Debentures, the New Debentures and the Penalty Debentures is qualified in its entirety by reference to the actual terms of such debentures respectively.  Copies of the forms of each of the Second Amended Debentures, the New Debentures and the Penalty Debentures are filed herewith as Exhibits 10.2, 10.3 and 10.4 respectively and are incorporated herein by reference.

Security Agreement

Pursuant to the Settlement Agreement, PacificNet has also entered into a Security Agreement with Iroquois Master Fund, Ltd., individually and as agent for the Debenture Holders.  In accordance with the terms of the Security Agreement, PacificNet has granted the Debenture Holders a senior secured first priority lien and security interest in certain collateral of PacificNet in order to secure the prompt repayment and performance in full of all of its obligations to the Debenture Holders.  In addition, PacificNet and certain of its subsidiaries have entered into an Assignment of Payment Rights Agreements pursuant to which such subsidiaries have assigned to PacificNet certain accounts receivable that constitute part of the collateral under the Security Agreement.

The foregoing summary description is qualified in its entirety by reference to the actual terms of the Security Agreement.  A copy of the Security Agreement is filed herewith as Exhibit 10.5 and is incorporated herein by reference.

Conversion Share Escrow Agreement

In connection with the execution of the Settlement Agreement, PacificNet and the Debenture Holders simultaneously entered into an Escrow Agreement (the “Conversion Shares Escrow Agreement”).  Pursuant to the terms of the Conversion Shares Escrow Agreement, PacificNet delivered stock certificates representing a total of 9,363,251 shares of common stock of PacificNet to Continental Stock Transfer & Trust Company representing the number of shares of common stock of PacificNet issuable upon full conversion of the debentures, based upon a conversion price equal to the Escrow Conversion Price (as defined in the Conversion Shares Escrow Agreement).  Stock certificates representing such shares of common stock of PacificNet are registered in the names of the Debenture Holders according to their respective interests and are held in escrow by Continental Stock Transfer & Trust Company.  Pursuant to the Conversion Shares Escrow Agreement, such shares shall be issued to the Debenture Holders from time to time upon conversion of the debentures by the Debenture Holders and upon the making of amortization payments under the debentures by PacificNet that are permitted to be made in shares of its common stock.

Agreement and Release as to Lawsuit

Pursuant to the Settlement Agreement, PacificNet and the Debenture Holders have mutually agreed to take all steps to (i) dismiss the involuntary bankruptcy petition filed in the United States Bankruptcy Court for the District of Delaware, Case No. 08-10528, (ii) dismiss with prejudice the legal proceeding captioned Iroquois Master Fund, Ltd. v. PacificNet, Inc., pending in the Supreme Court of New York, New York County, Index No. 603261/07, and (iii) dismiss without prejudice the legal proceeding captioned Iroquois Master Fund, Ltd., Alpha Capital AG, Whalehaven Capital Fund Ltd. and DKR Soundshore Oasis Holding Fund, Ltd. v. Victor Tong, Tony Tong, Norwood Beveridge and Loeb & Loeb LLP, pending in the Supreme Court of the State of New York, County of New York, Index No. 107663/08.

In furtherance thereof, PacificNet and the Debenture Holders have entered into an Agreement and Release as to Lawsuit, whereby they have agreed to terminate the Iroquois Master Fund, Ltd., Alpha Capital AG, Whalehaven Capital Fund Ltd. and DKR Soundshore Oasis Holding Fund, Ltd. v. Victor Tong, Tony Tong, Norwood Beveridge and Loeb & Loeb LLP legal proceeding with prejudice upon release of the Agreement and Release as to Lawsuit from escrow.  The Agreement and Release as to Lawsuit shall not be released by the escrow agent thereunder except in accordance with the satisfaction of the conditions contained in the escrow agreement.

A copy of the press release relating to the foregoing is attached hereto as Exhibit 99.1.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein.

Item 8.01.  Other Events.

The information set forth in Item 1.01 above is incorporated herein.

Safe Harbor Statement

This Company’s announcement contains forward-looking statements.  Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements.  Forward-looking statements involve inherent risks and uncertainties.  Potential risks and uncertainties include, but are not limited to, PacificNet’s historical and possible future losses, limited operating history, uncertain regulatory landscape in China, and fluctuations in quarterly operating results.  Further information regarding these and other risks is included in PacificNet’s Forms 10-Q and 10-K and in its other filings with the SEC.

Item 9.01.  Financial Statements and Exhibits.

The following exhibits are furnished herewith:

10.1	Settlement and Release Agreement dated as of August 29, 2008.

10.2	Form of Second Amended and Restated Variable Rate Secured Convertible Debenture due July 2009.

10.3	Form of Amended and Restated Variable Rate Secured Convertible Debenture due July 2009.

10.4	Form of PacificNet Inc. 7% Debenture.

10.5	Security Agreement dated as of August 29, 2008.

99.1	Press release dated September 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2008

PACIFICNET INC.

	By:	/s/ Victor Tong
Victor Tong
President